SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                         Date of Report: July 27, 2006
                        (Date of earliest event reported)


                            HERLEY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                     0-5411                  23-2413500
(State or other               (Commission              (IRS Employer
 jurisdiction of               File Number)            Identification
 incorporation)                                           Number)

101 North Pointe Boulevard, Lancaster, Pennsylvania      17601-4133
Address of principal executive offices)                  (Zip Code)


Registrant's telephone number including area code     (717) 735-8117

              ____________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 4.01       Changes in Registrant's Certifying Accountant.

     (a) On July 27, 2006, the Company received written notification from its independent auditors, BDO Seidman, LLP ("BDO") that they had resigned as the Company's auditors. At a meeting held on July 27, 2006, the Company's Audit Committee accepted the resignation of BDO and approved the engagement of Marcum & Kliegman LLP as its independent auditors for the third quarter ended April 30, 2006 and fiscal year ending July 30, 2006. Marcum & Kliegman LLP accepted this engagement on July 27, 2006.

     The reports of BDO on the Company's financial statements for the past fiscal year, the only year BDO audited, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Company's financial statements for the fiscal year ended July 31, 2005, and in the subsequent interim periods, there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in their report.

     However, prior to the issuance of its review of the Company's 10-Q for the third quarter ended April 30, 2006, ("10-Q"), BDO informed the Company that it could not complete its review of the 10-Q, as required in order for the 10-Q to be deemed "timely filed" under applicable rules, because of the Company's indictment several days earlier. As a consequence, the Company's 10-Q filed with the Securities and Exchange Commission did not include the required review and officer certifications; and on June 20, 2006 the Company was notified of NASDAQ's intended delisting of its securities for not filing the required 10-Q including the review and the officer certifications. Since the filing of the 10-Q, BDO has further notified the Company that in discharging its responsibilities under the law, it is its position that it cannot issue any report on the quarterly review unless the Company engages a new independent law firm to undertake, separate and apart from any prior investigation, a thorough investigation into the alleged illegal activities referenced in the indictment; that the Company's attorney-client privilege would be waived with respect to the subject matters of the indictment; that BDO will require full and unfettered access to the progress and developments in the investigation and any work product related thereto; that BDO could not state how much time it would take to conduct this investigation; and that it was not possible at the time to inform the Company as to what specific findings in the investigation will allow BDO to continue as the Company's auditors or complete its review of the third quarter ended April 30, 2006.

     Based on the foregoing, the Company's Audit Committee retained counsel which it authorized to negotiate with BDO as to the scope of its investigation. However, during the course of these negotiations, and without any prior notification to either the Company or its counsel, the Company received the above-referenced July 27, 2006 letter from BDO stating that "the client-auditor relationship between Herley Industries, Inc. and BDO Seidman, LLP has ceased."

     (b) The Company has not had any discussions nor received any written opinion or oral advice from Marcum & Kliegman LLP during the two most recent fiscal years and any subsequent interim period with respect to either the application of accounting principles to a specified transaction, either completed or proposed, or as to the type of audit opinion that might be rendered on the Company's financial statements.


Item 9.01   Financial Statements and Exhibits

        (c)     Exhibits

                16 - Letter from BDO Seidman, LLP (to be filed by amendment).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HERLEY INDUSTRIES, INC.


                                       By:   /s/ John Kelley
                                          -----------------------------------
                                             John Kelley
                                             President
Dated:  July 27, 2006